Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-248694, 333-236476, 333-207090, and 333-205239) of TransUnion of our report dated February 16, 2021 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 16, 2021